Exhibit 5.2

                        WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.


Warrant to Purchase
250,000 shares
--------------

                        Warrant to Purchase Common Stock
                                       of
                              U.S. MICROBICS, INC.

     THIS CERTIFIES that Swartz Private Equity, LLC, or any subsequent holder hereof pursuant to Section 8 hereof ("Holder"), has the right to purchase from, U.S. Microbics, Inc., a Colorado corporation (the "Company"), up to 250,000 fully paid and nonassessable shares of the Company's common stock, $.0001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time the date that is five (5) years after the Date of Issuance (the "Exercise Period").

     Holder agrees with the Company that this Warrant to purchase shares of Common Stock of the Company (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1. Date of Issuance and Term.
        --------------------------

     This Warrant shall be deemed to be issued on January 27, 2000 ("Date of Issuance"). The term of this Warrant is five (5) years from the Date of Issuance.

     This Warrant is exercisable into shares of Common Stock (the "Warrant Shares") as follows: (i) one hundred thousand (100,000) of the Warrant Shares after the ten (10) business day document review period (the "Review Period") referenced in the Equity Line Letter of Agreement dated on or about January 10, 2000, between Holder and the Company (the "Letter of Agreement") has ended; (ii) an additional seventy-five thousand (75,000) of the Warrant Shares upon the execution of all Closing Documents (as defined in the Letter of Agreement); and
(iii) the remaining seventy-five thousand (75,000) Warrant Shares upon the sooner of (a) the date that is 6 months from the date of the Letter of Agreement or (b) the date of effectiveness of the Company's registration statement (the "Registration Statement") to be filed pursuant to the Closing Documents.

     Anything in this Warrant to the contrary notwithstanding, if the Company delivers written notice to Holder prior to the expiration of the Review Period that the Closing Documents are unacceptable and the Company wishes to terminate the transaction, then Holder shall return this Warrant to the Company and all of Holder's rights under this Warrant shall be null and void and of no effect.

     2. Exercise.
        --------

     (a) Manner of Exercise. Subject to the provisions of Section 1, during the Exercise Period, this Warrant may be exercised as to all or any lesser number of Warrant Shares upon surrender of this Warrant, with the Exercise Form for

Warrant attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attention: Robert C. Brehm, CEO, 5922-B Farnsworth Court, Carlsbad, CA 92008, Telephone (760) 918-1860, ext.102, Facsimile (760) 918-1855, or at
such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

     (b) Date of Exercise. The "Date of Exercise" of this Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.

     (c) Cancellation of Warrant. This Warrant shall be canceled upon the exercise of this Warrant, and, as soon as practicable after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such exercise of this Warrant, and if this Warrant is not exercised in full, then Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of the Warrant Shares.

     (d) Holder of Record. Each person in whose name any Warrant Shares are issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of exercise of this Warrant, irrespective of the date of delivery of the Warrant Shares purchased upon the exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a shareholder of the Company.


     3. Payment of Warrant Exercise Price.
        ---------------------------------

     The Exercise Price per share ("Exercise Price") shall initially equal (the "Initial Exercise Price") the lowest Closing Bid Price for the five (5) trading days immediately preceding January 10, 2000. If the lowest Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the date, if any, that the Company and Swartz Private Equity, LLC enter into an Investment Agreement ("Investment Agreement") pursuant to the Letter of Agreement (the "Closing Market Price") is less than the Initial Exercise Price, the Exercise Price shall be reset to equal the Closing Market Price, or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the Exercise Price shall be reset to equal the lesser of (i) the Exercise Price then in effect, or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance, up through the date that is three (3) years from the Date of Issuance, which shall equal one hundred percent (100%) of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

     Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

     (i) "Cash Exercise:" cash, bank or cashiers check or wire transfer; or

     (ii) "Cashless Exercise:" The Holder, at its option, may exercise this Warrant in a cashless exercise transaction under this subsection (ii) if and only if, on the Date of Exercise, there is not then in effect a current registration statement that covers the resale of the Warrant Shares to be issued upon exercise of this Warrant. In order to effect a cashless exercise, the Holder shall surrender this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

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                                  X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

       Y = the number of shares of Common Stock for which this Warrant is being exercised.

               A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the Over-The-Counter Bulletin Board ("OTC Bulletin Board"), National Association of Securities Dealers Automated Quotation System ("Nasdaq") SmallCap Market, or if the Common Stock is not traded on the Nasdaq SmallCap Market, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five
               (5) trading days prior to the Date of Exercise of this Warrant. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

               B = the Exercise Price.

     For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the Nasdaq SmallCap Market, the National Market System ("NMS"), the New York Stock Exchange, or the OTC Bulletin Board, or if no longer traded on the Nasdaq SmallCap Market, the NMS, the New York Stock Exchange, or the OTC Bulletin Board, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

     For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Warrant Shares issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for Warrant Shares issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

     4. Transfer and Registration.
        -------------------------

     (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new warrant or warrants as to the portion of the Warrant Shares transferred, and Holder shall be entitled to receive a new warrant as to the portion hereof retained.

     (b) Registrable Securities. In addition to any other registration rights of the Holder, if the Warrant Shares issuable upon exercise of this Warrant is not registered for resale at the time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than Holder) any of its Common Stock under the Securities Act (other than a registration relating solely for the sale of securities to participants in the Company's stock plan or a registration on Form S-4 promulgated under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity) (a "Piggyback Registration Statement"), the Company shall cause to be included in such Piggyback Registration Statement ("Piggyback Registration") all of the Warrant Shares issuable upon the exercise of this Warrant ("Registrable Securities") to the extent such inclusion does not violate the registration rights of any other shareholder of the Company granted prior to the date hereof. Nothing herein shall prevent the Company from withdrawing or abandoning the Piggyback Registration Statement prior to its effectiveness.

     (c) Limitation on Obligations to Register under a Piggyback Registration. In the case of a Piggyback Registration pursuant to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the Piggyback Registration Statement, to the extent such Registrable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder seeks to register bears to the total number of Registrable Securities sought to be included by all Holders. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into a reasonable agreement limiting the number of Registrable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registrable Securities.

     5. Anti-Dilution Adjustments.
        -------------------------

     (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon exercise of this Warrant, in addition to the number of Warrant Shares as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

     (b) Recapitalization or Reclassification.

          (i) Stock Split. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the Warrant Shares shall be changed into or become exchangeable for a larger number of shares (a "Stock Split"), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon exercise of this Warrant shall be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be proportionally decreased.

          (ii) Reverse Stock Split. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the Warrant Shares shall be changed into or become exchangeable for a smaller number of shares (a "Reverse Stock Split"), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon exercise of this Warrant shall be proportionately decreased and the Exercise Price shall be proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

     (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon exercise of this Warrant, with respect to each of the Warrant Shares issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

     (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exercisable into such class and type of securities or other assets as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

     (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more.

     (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

     6. Fractional Interests.
        ---------------------

     No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, Holder may purchase only a whole number of Warrant Shares. If, on exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of Warrant Shares issuable upon exercise shall be the next higher number of shares.

      7. Reservation of Shares.
         ---------------------

     The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the exercise of this Warrant, all of the Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

     8. Restrictions on Transfer.
        ------------------------

     (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D promulgated thereunder and exempt from state registration under applicable state laws. This Warrant and the Warrant Shares issuable upon the exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or unless the Company has received an opinion from the Company's counsel to the effect that such registration is not required, or the Holder has furnished to the Company an opinion of the Holder's counsel, which counsel shall be reasonably satisfactory to the Company, to the effect that such registration is not required; the transfer complies with any applicable state securities laws; and, if no registration covering the resale of the Warrant Shares is effective at the time the Warrant Shares are issued, the Holder consents to a legend being placed on certificates for the Warrant Shares stating that the securities have not been registered under the Securities Act and referring to such restrictions on transferability and sale.

     (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of subsection (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom this Warrant shall be assigned and the respective number of Warrant Shares to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares.

     9. Benefits of this Warrant.
        ------------------------

     Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

     10. Applicable Law.
         --------------

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Colorado, without giving effect to conflict of law provisions thereof.

     11. Loss of Warrant.
         ---------------

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     12. Notice or Demands.
         -----------------

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 27th day of January, 2000.

                                  U.S. MICROBICS, INC.


                                  By:
                                      ------------------------------------------
                                           Robert C. Brehm,
                                           Chief Executive Officer

                                    EXHIBIT A

                            EXERCISE FORM FOR WARRANT

                            TO: U.S. MICROBICS, INC.

     The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of U. S. MICROBICS, INC. a Colorado corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated: _________

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                                    Signature


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                                   Print Name


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                                     Address

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NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
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

                                    EXHIBIT B

                                   ASSIGNMENT

                    (To be executed by the registered holder
                        desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of U.S. MICROBICS, INC., (the "Company") evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                                        __________________________________
                                              Signature


Fill in for new registration of Warrant:

 -----------------------------------
                  Name

------------------------------------
                  Address

------------------------------------
Please print name and address of assignee
(including zip code number)

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NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
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